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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Franklin Bank Corp.:

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-112856 of Franklin Bank Corp. on Form S-1 of our report dated August 6, 2003, related to the balance sheet of Franklin Bank, S.S.B. as of April 9, 2002 and the related statement of operations, changes in stockholders' equity and cash flows for the period from January 1, 2002 through April 9, 2002; and our report dated February 7, 2002, related to the statements of financial condition of Franklin Bank, S.S.B. as of December 31, 2001 and 2000 and the related statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Lockart, Atchley & Associates, LLP

Austin, Texas
April 7, 2004